EXHIBIT 99.1

This statement on Form 4 is filed jointly by each of the undersigned. The principal business address of each of these reporting persons is c/o Sageview Capital LP, 55 Railroad Avenue, First Floor, Greenwich, Connecticut 06830

Name of Designated Filer: Edward A. Gilhuly

Date of Earliest Transaction: May 20, 2019

Issuer Name: Avalara, Inc. [AVLR]

/s/ Edward A. Gilhuly
EDWARD A. GILHULY

SAGEVIEW CAPITAL, L.P.

By:	Sageview Management, LLC, its General Partner

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Director

SAGEVIEW CAPITAL MASTER, L.P.

By:	Sageview Capital GenPar, Ltd., its General Partner

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Director

SAGEVIEW AVALARA PARTNERS, L.P.

By:	Sageview Capital GenPar, Ltd., its General Partner

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Director

SAGEVIEW AVALARA PARTNERS I, L.P.

By:	Sageview Capital GenPar, Ltd., its General Partner

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Director

SAGEVIEW CAPITAL MGP, LLC

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Co-President

/s/ Scott M. Stuart
SCOTT M. STUART